Exhibit 15.1

[Maples and Calder letterhead]

Our ref	DLK\661944\5222706v1
Direct tel	+852 2971 3006
Email	derrick.kan@maplesandcalder.com

Netqin Mobile Inc.

No.4 Building

11 Heping Li East Street

Dongcheng District

Beijing 100013

The People’s Republic of China

30 March 2012

Dear Sirs

Netqin Mobile Inc. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2011, which will be filed with the Securities and Exchange Commission in the month of March 2012.

Yours faithfully

/s/ Maples and Calder
Maples and Calder